UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2014

Hubbell Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-2958	06-0397030
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

40 Waterview Drive, Shelton, Connecticut		06484
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	475 882 4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Hubbell Incorporated (the “Company”) was held on May 6, 2014. The following are the voting results on the three proposals considered and voted upon at the meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 19, 2014.

PROPOSAL 1 — Election of directors to serve until the annual meeting of shareholders of the Company in 2015 and until their respective successors have been duly elected and qualified:

	AFFIRMATIVE	WITHHELD	BROKER
NOMINEE	VOTES	VOTES	NON-VOTES

Carlos M. Cardoso	149,549,441	1,298,141	17,746,603
Lynn J. Good	150,040,975	806,607	17,746,603
Anthony J. Guzzi	149,990,060	857,522	17,746,603
Neal J. Keating	150,229,785	617,797	17,746,603
John F. Malloy	150,228,093	619,489	17,746,603
Andrew McNally IV	145,774,788	5,072,794	17,746,603
David. G. Nord	150,206,040	641,542	17,746,603
G. Jackson Ratcliffe	150,095,214	752,368	17,746,603
Carlos A. Rodriguez	150,223,103	624,479	17,746,603
John G. Russell	149,757,910	1,089,672	17,746,603
Steven R. Shawley	150,672,314	175,268	17,746,603
Richard J. Swift	144,524,029	6,323,553	17,746,603

PROPOSAL 2 — The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year 2014:

AFFIRMATIVE VOTES	NEGATIVE VOTES	ABSTAINED VOTES

167,894,988	470,889	228,308

PROPOSAL 3 — Approval, on an advisory, non-binding basis, of the compensation of the named executive officers presented in the Company’s Definitive Proxy Statement for the Annual Meeting of Shareholders held on May 6, 2014.

AFFIRMATIVE VOTES	NEGATIVE VOTES	ABSTAINED VOTES

148,403,883	1,457,456	986,243

Pursuant to the foregoing votes, the twelve nominees listed above were elected to serve on the Company’s Board of Directors, and Proposals 2 and 3 were approved.

Item 8.01 Other Events

On May 6, 2014, the Board of Directors of Hubbell Incorporated elected David G. Nord as Chairman of the Board. Mr. Nord has served as the Company’s President and Chief Executive Officer since January 1, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hubbell Incorporated

May 8, 2014	By:	/s/ Megan C. Preneta

Name: Megan C. Preneta
Title: Corporate Secretary and Assistant General Counsel